Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of up to 23,000,000shares of common stock pursuant to a registration statement on Form S-3 (File No. 333-171712) and a related prospectus supplement filed with the Securities and Exchange Commission on October 29, 2013 are estimated to be as follows:

Estimated Fees
SEC registration fee	$40,170
Accounting fees and expenses	95,000
Legal fees and expenses	200,000
NYSE supplemental listing fee	86,250
Printing fees	25,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous fees and expenses	45,000

Total	$501,420